Exhibit 99.1

Value Line, Inc.

485 Lexington Avenue

New York, NY 10017

For Immediate Release

July 29, 2016

NEWS RELEASE

Contact: Howard A. Brecher

Value Line, Inc.

(212) 907-1500

www.valueline.com

www.ValueLinePro.com

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VALUE LINE, INC. ANNOUNCES SALE OF AN OPERATING FACILITY

New York - (Business Wire) - Value Line, Inc., (NASDAQ: VALU) announced that on July 29, 2016, Value Line, Inc. (“Value Line”) closed the sale of its 85,000 sq ft distribution, fulfillment and warehouse operating facility located in East Rutherford, New Jersey and expects to report an increment to net profits after tax for the first quarter of fiscal 2017 (ending July 31, 2016) of approximately $5.39 million. The distribution, fulfillment and warehouse operations were recently relocated to an alternative 24,000 sq ft leased facility in the same geographic area.

Cautionary Statement Regarding Forward-Looking Information

This report contains statements that are predictive in nature, depend upon or refer to future events or conditions (including certain projections and business trends) accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar or negative expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended. Actual results for Value Line, Inc. (“Value Line” or “the Company”) may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the following:

●	maintaining revenue from subscriptions for the Company’s digital and print published products;
●	changes in market and economic conditions, including global financial issues;
●	protection of intellectual property rights;
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dependence on non-voting revenues and non-voting profits interests in EULAV Asset Management, a Delaware statutory trust (“EAM” or “EAM Trust”), which serves as the investment advisor to the Value Line Funds and engages in related distribution, marketing and administrative services;

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fluctuations in EAM’s assets under management due to broadly based changes in the values of equity and debt securities, redemptions by investors and other factors, and the effect these changes may have on the valuation of EAM’s intangible assets;

●	dependence on key personnel;
●	competition in the fields of publishing, copyright data and investment management;
●	the impact of government regulation on the Company’s and EAM’s businesses;
●	availability of free or low cost investment data through discount brokers or generally over the internet;
●	terrorist attacks, cyber attacks and natural disasters;
●	locating suitable office space before expiration of the Company’s current lease term;
●	moving to a new leased warehouse and appurtenant office space for the Company’s subsidiary in NJ;

●	other risks and uncertainties, including but not limited to the risks described in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended April 30, 2016; and.
●	other risks and uncertainties arising from time to time.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors which may involve external factors over which we may have no control or changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion, could also have material adverse effects on future results. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking information contained herein.